EXHIBIT 10(s)

                         CONFIDENTIALITY AGREEMENT

      This Confidentiality Agreement (the "Agreement") is executed as of September 15, 1999, among the following parties:

      ARLINGTON INTERNATIONAL RACECOURSE, INC.
      Euclid Avenue and Wilke Road
      Arlington Heights, Illinois 60006;

      DUCHOSSOIS INDUSTRIES, INC.
      Euclid Avenue and Wilke Road
      Arlington Heights, Illinois 60006                     (collectively
                                                            "Arlington")

                                      AND

      CHURCHILL DOWNS INCORPORATED
      700 Central Avenue
      Louisville, Kentucky 40208                            ("Churchill")

      WHEREAS, the parties to this Agreement are evaluating the potential for a transaction between Churchill and Arlington, and such evaluation requires the sharing of confidential and proprietary information between the parties; and

      WHEREAS, the parties to this Agreement have determined to establish terms governing the confidentiality of certain confidential and proprietary information which they may disclose to each other.

      NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

      1. For purposes of this Agreement, "Confidential Information" shall mean: (a) financial statements, business plans, strategic plans, proprietary market information, analyses, compilations and any other strategic, competitively sensitive or proprietary information shared between the parties as a result of the discussions contemplated by this Agreement; (b) this Agreement and all documents and materials relating thereto and to the negotiation and execution thereof, including, without limitation, the existence of this Agreement and the fact of negotiations taking place between the parties; and (c) all observations, estimates, conclusions, ideas or concepts reasonably related to Confidential Information disclosed to the other party.

      2. Neither party shall divulge or disclose any Confidential Information to any person, firm or entity other than the employees, agents, officers, directors, accountants, attorneys and other advisors of or to the parties who have a need to know such information, nor shall either party use any Confidential Information for any purpose other than the evaluation of the proposed transaction(s) between the parties. Further, neither party shall use any Confidential Information, either directly or through any other entity, in any manner which is detrimental to the other party. These prohibitions shall continue in effect for two years from the date of execution of this Agreement. Notwithstanding the foregoing, a party may disclose Confidential Information if:

            (a) the party can show, by written records, that the Confidential Information was in the possession of the party before receipt from the other party or from any party with a direct or indirect confidentiality commitment to the other party;

            (b) the party can show, by written records, that the Confidential Information was acquired by the party from others who have no direct or indirect confidential commitment to the other party;

            (c) the Confidential Information was already in the public domain without the fault or participation of the party at the time of disclosure to the party;

            (d) the Confidential Information becomes part of the public domain without the fault or participation of the party by publication or otherwise; or

            (e) the Confidential Information is conceived and developed, as can be shown by objective evidence, by employees of the party who have not had access to the other party's Confidential Information.

      Provided, further, that a party shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any such Confidential Information is specifically required by applicable law (including, without limitation, statutes, regulations (including NASDAQ regulations), ordinances or court proceedings). In such event, the disclosing party shall provide the other party with prompt notice of such requirement before making any disclosure and the parties shall agree upon the form, timing and content of such disclosure.

      The parties hereto acknowledge their respective responsibilities under federal and state securities with respect to the shares of stock of Churchill Downs Incorporated.

      3. The parties hereto shall transmit Confidential Information only to those persons who are actively involved in the evaluation and execution of any proposed transaction between the parties, and who have been informed of and have agreed to comply with the terms of this Agreement. Any copies made of Confidential Information shall be strictly accounted for. The parties shall be responsible for any breach of the terms of this Agreement by such persons.

      4. Either party may terminate the discussions about a potential transaction at any time and may terminate this Agreement with written notice to the other party which shall promptly provide written acknowledgment of receipt of the termination notice. Upon such termination or when otherwise requested in writing by one party, the other party shall immediately return or destroy (and confirm in writing to the other party such fact) the Confidential Information, including all copies, reproductions, summaries, or extracts thereof, which are then in the possession or control of the other party, and shall not (except for this Agreement) retain any copies, reproductions, summaries, or extracts thereof. The return of such materials shall have no effect on the parties' obligations under this Agreement, which obligations are continuing as specified in Paragraph 2 of this Agreement.

      5. Neither party shall enter into any agreements, concerning the sale or purchase or offer for sale or purchase of the stock or all or substantially all of its assets, or any other transaction involving a change in control directly or indirectly of any horse racing facility or its operations or management, for a period of forty-five (45) days from the date of this Agreement, unless this Agreement is terminated pursuant to Paragraph 4, in which case the provisions of this Paragraph shall cease to apply. Except as provided in this Agreement, neither Arlington nor Churchill shall be committed in any way to the other unless and until a definitive agreement with respect to a transaction is executed. Any modification or waiver of any of the terms of this Agreement must be agreed to in a writing between the parties hereto with respect to the subject matter hereof, and no prior or collateral promises or conditions shall be binding on the parties.

      6. After the execution of this Agreement and for a period of forty-five (45) days from the date of this Agreement, each party (in its capacity as the disclosing party referred to as the "Disclosing Party") shall provide the other party (in its capacity as the receiving party referred to as the "Recipient") and its designees reasonable access to such information concerning the Disclosing Party and its assets and liabilities as the Recipient shall reasonably request, and permit the Recipient and its designees to conduct any investigations (during which representatives of the Disclosing Party shall be entitled to be present) at such times and upon such terms as the Recipient shall reasonably request, including but not limited to:

            (a) Inspecting and reviewing any and all books, records, contracts, licenses, governmental approvals, agreements, understandings and other relevant documents of the Disclosing Party and making copies of any of the foregoing subject to the terms and conditions of this Agreement;


            (b) Inspecting and examining all facilities, real property, machinery, equipment, inventory and other assets of the Disclosing Party; and

            (c) Conducting all such environmental and other searches as deemed necessary or appropriate by the Recipient.

In connection with the foregoing, the Recipient shall be entitled to contact and interview all applicable governmental agencies, banks, lessors, landlords, major suppliers, and customers of the Disclosing Party, but only with the Disclosing Party's prior consent. All such investigations and due diligence shall be at the sole expense of the Recipient.

      7. The parties recognize that money damages are not an entirely sufficient remedy in the event of a breach of this Agreement and that in addition to all other remedies, the non- breaching party shall be entitled to specific performance and injunctive or other relief as a remedy for any such breach. The non-breaching party will not be required to post bond as a condition precedent to its equitable remedies.

      8. For purposes of this Agreement, each party shall be deemed to include its affiliates, associates, subsidiaries, directors, officers, employees, agents and representatives.

      9. The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to its choice of law principles. The forum for resolution of any disputes arising out of or related to this Agreement shall be Cook County, Illinois.

      10. The provisions of this Agreement may only be waived or amended by written consent of the parties hereto, which consent shall specifically refer to the paragraph or provision being amended or waived.


      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CHURCHILL DOWNS                        ARLINGTON INTERNATIONAL
INCORPORATED                           RACECOURSE, INC.


By:  /s/ Robert L. Decker              By:  /s/ Robert L. Fealy
   ---------------------------------     ----------------------------------
Title: Executive Vice President and    Title:  Chief Financial Officer
       Chief Financial Officer


                                       DUCHOSSOIS INDUSTRIES, INC.

                                       By: /s/ Robert L. Fealy
                                          --------------------------------
                                       Title:  Chief Financial Officer